EXHIBIT 5.1

Westerman Ball Ederer Miller & Sharfstein, LLP

1201 RXR Plaza

Uniondale, New York 11556

July 8, 2013

Canwealth Minerals Corporation

1376 Perrot Boulevard

Ile Perrot, Quebec, Canada J7V 7P2

Re:  Canwealth Minerals Corporation – Registration Statement on Form S-1

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by Canwealth Minerals Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on June 27, 2013 pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules”), you have requested that we furnish you with our opinion as to the legality of the securities being registered under the Registration Statement.

The Registration Statement relates to the registration for resale under the Act of 15,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

We have examined originals, or copies certified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, all pertinent records of the meetings of the directors and stockholders of the Company, and such other documents relating to the Company as we have deemed material for the purposes of this opinion, including, without limitation, the Certificate of the Chief Executive Officer of the Company attached hereto as Exhibit A.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinions hereinafter expressed.

For the purposes of this opinion, we have assumed that (i) no change occurs in applicable laws, and the rules, regulations and orders under those laws, or the pertinent facts and (ii) the provisions of “blue sky” and other securities laws that may be applicable will have been complied with to the extent required.

We do not express any opinion herein concerning any law other than (i) the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions, and (ii) the federal securities laws of the United States.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued pursuant to the Registration Statement, shall be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.  In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Westerman Ball Ederer Miller & Sharfstein, LLP

Westerman Ball Ederer Miller & Sharfstein, LLP

Exhibit A to Opinion

Canwealth Minerals Corporation

1376 Perrot Boulevard

Ile Perrot, Quebec, Canada J7V 7P2

June 27, 2013

Westerman Ball Ederer Miller & Sharfstein, LLP

1201 RXR Plaza

Uniondale, New York 11530

Attention: Alan C. Ederer

Re: Canwealth Minerals Corporation  – Registration Statement on Form S-1

Dear Alan:

Reference is made to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Canwealth Minerals Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on June 27, 2013 pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder.  The Company has requested that Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”) furnish an opinion as to the legality of the securities being registered under the Registration Statement (the “Opinion”).  The Registration Statement relates to the registration for sale under the Act of 15,000,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”).

The undersigned hereby certifies to WBEMS that (i) the issuances of the Shares were duly authorized and approved by resolutions adopted the Board of Directors of the Company and that such resolutions remain in full force and effect and that none of the Shares have been cancelled.

The undersigned acknowledges that WBEMS will be relying upon the above certification in delivering the Opinion.

Very truly yours,

/s/ Garth McIntosh

Garth McIntosh

Chief Executive Officer